ARTICLES OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                            INVESCO BOND FUNDS, INC.


      INVESCO Bond Funds, Inc., a corporation organized and existing under the General Corporation Law of the State of Maryland (the "Company"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

      FIRST: Prior to this amendment, in the exercise of powers granted to the board of directors pursuant to Section 3 of this Article III, the board of directors designated four series of shares of common stock of the Company to be designated as the INVESCO High Yield Fund, the INVESCO Select Income Fund, the INVESCO Short-Term Bond Fund, and the INVESCO U.S. Government Securities Fund. Three hundred million (300,000,000) shares of the Company's Common Stock are classified as and allocated to each of the INVESCO High Yield Fund and INVESCO Select Income Fund. One hundred million (100,000,000) shares of the Company's Common Stock are classified as and allocated to each of the INVESCO Short-Term Bond Fund and INVESCO U.S. Government Securities Fund.

      SECOND: Shares of each class have been duly authorized and classified by the board of directors pursuant to authority and power contained in the Articles of Incorporation of the Company.

      THIRD: A description of the common stock so classified, including the powers, preferences participating, voting or other special rights and qualifications, restrictions and limitations thereof, is as outlined in the Articles of Incorporation of the Company.

      FOURTH: The Company is registered as an open-end management investment company under the Investment Company Act of 1940.

      FIFTH: Article III, Section 1 of the Articles of Incorporation of the Company is hereby amended to read as follows:

                                   ARTICLE III
                                 CAPITALIZATION

            Section 1. The aggregate number of shares the Company shall have the authority to issue is one billion (1,000,000,000) shares of Common Stock, having a par value of one cent ($0.01) per share. The aggregate par value of all shares which the Company shall have authority to issue is ten million dollars ($10,000,000). Such stock may be issued as full shares or as fractional shares.

            In the exercise of powers granted to the board of directors pursuant to Section III of this Article III, the board of directors designates four series of shares of common stock of the Company to be designated as the INVESCO High Yield Fund, the INVESCO Select Income Fund, the INVESCO Tax-Free Bond Fund, and the INVESCO U.S. Government Securities Fund. Three hundred million (300,000,000) shares of the Company's Common Stock are classified as and allocated to each of the INVESCO High Yield Fund and INVESCO Select Income Fund. One hundred million (100,000,000) shares of the Company's Common Stock are classified as and allocated to each of the INVESCO Tax-Free Bond Fund and INVESCO U.S. Government Securities Fund.

            Unless otherwise prohibited by law, so long as the corporation is registered as an open-end investment company under the Investment Company Act of 1940, as amended, the total number of shares which the corporation is authorized to issue may be increased or decreased by the board of directors in accordance with the applicable provisions of the Maryland General Corporation Law.

      The  foregoing   amendment  was  duly  adopted  in  accordance   with  the
requirements of Section 2-408 of the General Corporation Law of the State of Maryland.

      The undersigned, President of the Company, who is executing on behalf of the Company the foregoing Articles of Amendment, of which this paragraph is made a part, hereby acknowledges, in the name and on behalf of the Company, the foregoing Articles of Amendment to be the corporate act of the Company and further verifies under oath that, to the best of his knowledge, information and belief, the matters and facts set forth herein are true in all material respects, under the penalties of perjury.

      IN WITNESS WHEREOF, INVESCO Bond Funds, Inc. has caused these Articles of Amendment to be signed in its name and on its behalf by its President and witnessed by its President on the 10th day of August, 1999.

      These Articles of Amendment shall be effective upon acceptance by the Maryland State Department of Assessments and Taxation.

                              INVESCO BOND FUNDS, INC.



                              By:   /s/ Ronald L. Grooms
                                    ------------------------------------
                                    Ronald L. Grooms, Treasurer & Chief
                                    Financial & Accounting Officer

WITNESSED:

By:   /s/ Glen A. Payne
      --------------------------
      Glen A. Payne, Secretary


                                  CERTIFICATION

      I, Ruth A. Christensen, a notary public in and for the City and County of Denver, and State of Colorado, do hereby certify that Ronald L. Grooms, personally known to me to be the person whose name is subscribed to the foregoing Articles of Amendment, appeared before me this date in person and acknowledged that he signed, sealed and delivered said instrument as his full and voluntary act and deed for the uses and purposes therein set forth.

      Given my hand and official seal this 10th day of August, 1999.


                                    /s/ Ruth A. Christensen
                                    ------------------------------------
                                    Notary Public

My Commission Expires:  March 16, 2002